Baumann,  Raymondo  &  Company,  P.A.
--------------------------------------------------------------------------------
Certified Public Accountants






Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  Tel-One,  Inc.
        Form  SB-2

Gentlemen:

We hereby consent to the use of our name as independent auditors in the report accompanying the audited financial statements of Tel-One Inc. ("Tel-One") as of November 30, 2000 and for the period from November 3, 2000 (inception) to
November 30, 2000, issued in connection with Tel-One's registration statement under the Securities Act of 1993 under cover of Form SB-2.


Very  truly  yours,



Baumann,  Raymondo  &  Company,  P.A.
Tampa,  Florida
March  19,  2001



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